Exhibit 23.1

                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135

November 22, 2004

U.S. Securities and Exchange Commission Division of Corporation Finance 450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Marmion Industries Corp. - Form S-8

Gentlemen:

         I have acted as counsel to Marmion Industries Corp., a Nevada corporation (the "Company"), in connection with its Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 relating to the registration of 6,000,000 shares of its common stock, ("Incentive Shares"), $0.001 par value per Incentive Share, which are issuable pursuant to the Company's Amended Employee Stock Incentive Plan for the Year 2004 No. 2, as well as the registration of 2,000,000 shares of its common stock ("Stock Shares"), $0.001 par value per Stock Share, which are issuable pursuant to the Company's Amended Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004 No. 2. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                                   Very truly yours,

                                                   /s/ Norman T. Reynolds
                                                   -----------------------------
                                                   Norman T. Reynolds